Exhibit 32.1

CELSION CORPORATION

SECTION 1350 CERTIFICATIONS*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies that, to the best of his knowledge, (i) the Quarterly Report on Form 10-Q for the period ended March 31, 2013 of Celsion Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2013	By:	/s/ Michael H. Tardugno
Michael H. Tardugno
President and Chief Executive Officer

May 9, 2013	By:	/s/ Gregory Weaver
Gregory Weaver
Senior Vice President and Chief Financial Officer

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.